SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Forgent Networks, Inc.

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FORGENT NETWORKS, INC.

108 Wild Basin Road

Austin, TX 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday July 30, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 annual meeting of stockholders of Forgent Networks, Inc., to be held at 108 Wild Basin Road, Austin, Texas, on Friday July 30, 2004 at 10:00 a.m. local time.

At the annual meeting, you will be asked to act on the following matters:

1.	To elect six directors to the board of directors to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the Audit Committee’s appointment of Ernst & Young LLP, independent accountants, as our independent auditors for the year ending July 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT AN AFFIRMATIVE VOTE BE CAST IN FAVOR OF EACH OF THE PROPOSALS LISTED IN THE PROXY CARD.

Only holders of record of common stock at the close of business on June 30, 2004 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.

Stockholders are urged to review carefully the information contained in the proxy statement attached hereto prior to deciding how to vote their shares at the annual meeting. Your participation in the annual meeting, in person or by proxy, is important. We hope you will be able to attend the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting. If you do not attend the annual meeting, you may still revoke your proxy at any time prior to the annual meeting by providing a later dated proxy or by providing written notice of your revocation to the Secretary of our company. Your prompt cooperation will be greatly appreciated.

Sincerely,

RICHARD N. SNYDER Chief Executive Officer

This proxy statement is dated June 30, 2004 and is first being mailed to stockholders on or about July 9, 2004.

FORGENT NETWORKS, INC.

108 Wild Basin Road

Austin, TX 78746

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

July 30, 2004

The enclosed form of proxy is solicited by the board of directors to be used at the 2003 annual meeting of stockholders to be held at 108 Wild Basin Road, Austin, Texas, on July 30, 2004 at 10:00 a.m. local time.

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to you. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure would reduce the volume of duplicate information stockholders receive and would also reduce a company’s printing and mailing costs. We will promptly deliver an additional copy of either document to any stockholder who writes or calls us at the following address or phone number: Investor Relations, Forgent Networks, Inc., 108 Wild Basin Road, Austin, Texas 78746, (512) 437-2678.

VOTING SECURITIES OUTSTANDING; QUORUM

The record date for the determination of stockholders entitled to notice of and vote at the annual meeting was the close of business on June 30, 2004. At the close of business onJune 30, 2004, there were 24,889,851 shares of our common stock, $.01 par value, issued and outstanding, each entitled to one vote on all matters properly brought before the annual meeting. There are no cumulative voting rights.

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the annual meeting have the power to adjourn the meeting from time to time, without notice other than an adjournment at the meeting, until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally notified.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors or the ratification of independent auditors as they will not be deemed to count for or against such proposals. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

THE ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is provided in connection with the annual meeting of stockholders of Forgent Networks, Inc., and any adjournment or postponement of the meeting. The accompanying proxy is solicited by the board of directors. This proxy statement and the accompanying form of proxy are first being sent or given to stockholders beginning on or about July 9, 2004.

Time and Place

The annual meeting of stockholders of Forgent will be held at 108 Wild Basin Road, Austin, Texas, on July 30, 2004 at 10:00 a.m. local time.

Purposes

At the annual meeting, you will be asked:

•	To elect six directors to the board of directors to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

•	To ratify the Audit Committee’s appointment of Ernst & Young LLP, independent accountants, as our independent auditors for the year ending July 31, 2004; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors knows of no other matters to be presented for action at the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Record Date; Stockholders Entitled to Vote

Holders of record of our shares of common stock at the close of business on June 30, 2004 will be entitled to vote on all matters at the annual meeting. Each share of common stock will be entitled to one vote. On June 30, 2004 a total of 24,889,851 shares of common stock were outstanding.

Quorum

A majority of the voting power of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the annual meeting.

Vote Required

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The ratification of the appointment of independent auditors must be approved by holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Board Recommendation

The board of directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card.

Voting Your Shares

The board of directors is soliciting proxies from our stockholders. By completing and returning the accompanying proxy or by completing the telephone or internet procedures, you will be authorizing Jay C. Peterson and Richard N. Snyder to vote your shares. If your proxy is properly signed and dated, it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting.

Changing Your Vote by Revoking Your Proxy

Your proxy may be revoked at any time before it is voted at the annual meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

How Proxies are Counted

If you return a signed and dated proxy card but do not indicate how your shares are to be voted, those shares will be voted FOR each of the listed proposals. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the annual meeting.

Shares voted as abstentions on any matter will be counted for purposes of determining the presence of a quorum at the annual meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a stockholder has abstained. As a result, abstentions with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the annual meeting, but will not be considered as present and entitled to vote with respect to such matters.

Cost of Solicitation

We will pay all expenses in connection with this solicitation. Our officers, directors and other regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personal solicitation.

ELECTION OF DIRECTORS

(ITEM 1)

Directors are elected annually and serve a one-year term. There are six nominees for election this year. Director nominees are recommended for selection to the board of directors by a majority of directors who meet the independence standards of the Nasdaq Stock Market. The full board of directors then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual stockholders’ meeting. The board of directors reviews and considers any candidates submitted by a stockholder or stockholder group in the same manner as all other candidates. Each nominee has consented to serve until the next annual meeting if elected, and until his or her successor is elected and qualified. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of common stock represented at the annual meeting is required to elect a director.

Nominee	Age	Present Office(s) Held In Our Company	Director Since
Richard N. Snyder	59	Chairman of the Board, President and Chief Executive Officer	1997
Kathleen A. Cote	55	None	1999
James H. Wells	57	None	1999
Lou Mazzucchelli	48	None	2002
Richard J. Agnich	61	None	2003
Rajko Milovanovic	51	None	2003

The following information regarding the principal occupations and other employment of the nominees during the past five years and their directorships in certain companies is as reported by the respective nominees:

Richard N. Snyder, age 59, has served as a director of our company since December 1997 and was elected chairman of the board in March 2000. In June 2001, Mr. Snyder was elected as president and chief executive officer of our company. From September 1997 until assuming the positions of president and chief executive officer of our company, Mr. Snyder served as founder and chief executive officer of Corum Cove Consulting, LLC, a consulting firm specializing in providing strategic guidance to high technology businesses. From 1996 until 1997, Mr. Snyder was the senior vice president of World Wide Sales, Marketing, Service and Support of Compaq Computer Corp., a worldwide computer company. From 1995 until 1996, Mr. Snyder was the senior vice president and general manager of Dell Americas, a computer manufacturer and marketer. Prior to 1995, Mr. Snyder served as group general manager of the Deskjet Products Group of Hewlett Packard. He also serves as a director of Symmetricom, Inc., based in San Jose, California.

Kathleen A. Cote, age 55, has served as a director of our company since December 1999. From May 2001 through June 2003, she was chief executive officer of Worldport Communications, Inc., a provider of internet managed services to the European market. In January 1998, Ms. Cote founded Seagrass Partners, a provider of expertise in business planning and strategic development, and served as its president until May 2001. From November 1996 to January 1998, Ms. Cote served as chief executive officer of Computervision Corporation, an international provider of software for data management and product development software and services. From November 1986 to November 1996, she held various senior management positions with Computervision Corporation. In January 1998, Computervision Corporation was acquired by Parametric Technology Corporation. Ms. Cote is also a director of Radview Corporation and Western Digital Corporation.

James H. Wells, age 57, has served as a director of our company since December 1999. He currently consults with early stage internet start-up companies. Mr. Wells was the senior vice president of marketing and business development of Dazel, a Hewlett Packard enterprise software company, from January 1999 through February 2000. From April 1995 to March 1998, Mr. Wells served as vice president of sales and was a founding officer in the internet streaming company, RealNetworks, Inc.

Lou Mazzucchelli, age 48, has served as a director of our company since February 2002. He is currently a venture partner at Ridgewood Capital, a venture capital firm focusing its investments in the information technology industry. Prior to joining Ridgewood Capital in 2001, Mr. Mazzucchelli was an investment banker at Gerard Klauer Mattison in New York, which he joined in 1996 as their PC and digital media technology analyst. Previously, Mr. Mazzucchelli spent 13 years leading Cadre Technologies, a pioneering computer-aided software engineering tools company that he founded in 1982 and grew to become one of the top 50 U.S. independent software vendors before its sale in 1986.

Richard J. Agnich, age 61, has served as a director of our company since March 2003. He is currently an advisor to technology start-ups, is a trustee of Austin College and chair of the Entrepreneurs Foundation of North Texas. Mr. Agnich is also currently serving as a director of ST Assembly Test Services, Ltd. (STTS, NASDAQ), a leading semiconductor test and assembly service provider headquartered in Singapore. Prior to his retirement in 2000, Mr. Agnich served as Senior Vice President, General Counsel and Secretary and various other positions at Texas Instruments Incorporated since 1973.

Rajko Milovanovic, age 51, has served as a director of our company since March 2003. He is currently working with Rajko Associates, a company that provides consulting services on corporate strategy. From 2001 to 2002, Mr. Milovanovic served as the President of Communications Services, a service line of the Operations Solutions business of EDS, Inc. Prior to joining Communications Services, Mr. Milovanovic was a business manager and manager of software strategy at Texas Instruments from 1999 to 2001. From 1996 to 1999, Mr. Milovanovic served as a branch manager and then Chief Operating Officer of Deutsche Telekom Alliance, a strategic alliance between Texas Instruments Incorporated and Deutsche Telekom.

None of the nominees is related to any other nominee or to any executive officer or director of our company by blood, marriage or adoption (except relationships, if any, more remote than first cousin).

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR EACH OF THE SIX NOMINEES.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer (“Officers”). These individuals are required to abide by the Code of Business Conduct and Ethics to insure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Any waivers of the Code of Business Conduct and Ethics for directors or executive officers must be approved by the board of directors.

The full text of our Code of Business Conduct and Ethics is published on our web site, at www.forgent.com, under the “Company-Corporate Governance” captions. We intend to disclose future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics on our web site within four business days following the date of such amendment or waiver.

EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of June 15, 2004 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	2,432,998	(3)	$2.74	3,011,057	(4)
Equity Compensation Plans Not Approved by Stockholders(2)	-0-		N/A	-0-

Total	2,432,998		$2.74	3,011,057

(1)	Consists of the 1989 Stock Option Plan, the 1992 Director Stock Option Plan, the 1996 Stock Option Plan, the Restricted Stock Plan and the Employee Stock Purchase Plan.

(2)	All of our equity compensation plans have been previously approved by our stockholders.

(3)	Excludes purchase rights accruing under the company’s Restricted Stock Plan and Employee Stock Purchase

Plan which have a combined stockholder approved reserve of 924,770 shares. Under the Employee Stock Purchase Plan, each eligible employee may purchase up to 2,500 shares per quarter (but in no case can the participant contribute more than 15% of base pay) of common stock at quarterly intervals on the last day of the calendar quarter (i.e. March, June, September, and December) each year at a purchase price per share equal to 85% of the lower of (i) the average selling price per share of common stock on the first day of the quarter or (ii) the average selling price per share on the quarterly purchase date.

(4)	Includes shares available for future issuance under the Employee Stock Purchase Plan and the Restricted Stock Plan. As of June 15, 2004 130,320 shares of common stock were available for issuance under the Employee Stock Purchase Plan and 794,450 shares of common stock were available for issuance under the Restricted Stock Plan.

BOARD OF DIRECTORS AND COMMITTEES

The board of directors held nine regularly scheduled meetings and one special meeting during the fiscal year ended July 31, 2003. In addition, the board of directors acted two times by unanimous consent during the fiscal year ended July 31, 2003.

The board of directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. Working committees of the board of directors include the Audit Committee and the Compensation Committee, each of which operates under a charter that has been approved by the board of directors. Current copies of each of these charters are posted on our website, www.forgent.com. In addition, a copy of the Amended and Restated Audit Committee Charter, as in effect on the date of this proxy statement, is attached as Appendix A. The Executive Committee was disbanded in October 2002 and the Nominating Committee was disbanded in 2003. Our committees will continue to monitor and review legislative, regulatory and NASDAQ Stock Market actions in connection with corporate governance, and our committees will adopt policies and procedures in response to such actions.

The board of directors consists of a majority of independent directors as such term is defined under the rules of the NASDAQ Stock Market. The board of directors has determined that Ms. Cote and Messrs. Wells, Mazzucchelli, Agnich and Milovanic are independent. The board of directors has determined that all of the members of both of the board’s standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rules 10A-3 under the Securities Exchange Act of 1934.

Audit Committee

The Audit Committee is the communication link between the board of directors and our independent auditors. In addition to recommending the appointment of the independent auditors to the board of directors, the Audit Committee reviews the scope of the audit, the accounting policies and reporting practices, internal auditing and internal control, compliance with our policies regarding business conduct and other matters as deemed appropriate. The Audit Committee held four meetings in fiscal 2003 with the independent auditors and our management. The members of the Audit Committee during the fiscal year ended July 31, 2003 were Ms. Cote (Chairperson), Mr. Wells, and Mr. Milovanovic.

Policy On Audit Committee Pre-Approval Of Audit And Permissible Non-Audit Services Of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit Services. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related. Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax Services. Tax services include all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees. Other fees are those associated with services not captured in the other categories. We generally do not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee

The Compensation Committee is responsible for approving the compensation arrangements of senior management and recommending approval by the board of directors of amendments to our benefit plans. At two regularly scheduled meetings during the fiscal year ended July 31, 2003 the Compensation Committee approved stock option awards pursuant to our stock option plans, and developed and approved a compensation plan for the chief executive officer of our company. The Compensation Committee did not act by unanimous consent during the fiscal year ended July 31, 2003. The Compensation Committee was composed of Mr. Mazzucchelli (Chairperson), Ms. Cote and Mr. Wells during the fiscal year ended July 31, 2003.

Meeting Attendance by Directors

No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which such director served. The board of directors requires that directors make a reasonable effort to attend the company’s annual meeting of stockholders. One board member attended the 2003 annual meeting of stockholders.

Communication with the Board of Directors

A stockholder who wishes to communicate with the board of directors, or specific individual directors, may do so by directing a written request addressed to such directors or director in care of Jay C. Peterson, secretary, at the address appearing on the first page of this proxy statement. Communication(s) directed to members of the board of directors will be relayed to the intended board member(s).

Director Nominations

The company does not have an official nominating committee and does not have a nominating committee charter. The board of directors has determined that that it is not necessary to have a nominating committee and that it would have no direct benefit at this time, because of: the small size of our company; the size of the current board of directors; and the low turnover of the members of the board of directors. The company believes that obtaining input from all independent directors in connection with nominations to the board of directors enhances the nomination process. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, and personal integrity and judgment.

Securityholders have the right under our bylaws to nominate director candidates. The board of directors will consider nominees properly recommended by securityholders in the same manner as all other candidates. In order to make a nomination, our bylaws generally require that advance notice of such nomination be provided to our company at least 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual stockholders’ meeting, together with additional information regarding the nominee and the stockholder making such nominations as called for by our bylaws.

Director nominees are recommended for selection to the board of directors by a majority of directors who meet the independence standards of the NASDAQ Stock Market. The full board of directors then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual stockholders’ meeting. The board of directors reviews and considers any candidates submitted by a stockholder or stockholder group in the same manner as all other candidates.

Director Compensation

During fiscal 2003, each non-employee director was paid a retainer of $3,000 for each quarter. Additionally, each non-employee director was paid $1,000 for the regularly scheduled and special meetings of the board of directors he or she attended and $250 for participation in each telephonic meeting not considered an official board of directors’ meeting. Total director fees earned in fiscal 2003 were $71,400.

All non-employee directors participate in our 1992 Director Stock Option Plan. Non-employee directors receive, upon their initial election or appointment to the board of directors, stock options to purchase 25,000 shares of our common stock, having an exercise price equal to the market price of our common stock on the date of grant. Thereafter, each non-employee director will receive options to purchase 10,000 shares of our common stock on the anniversary date of his or her election or appointment to the board of directors. All of these options vest in equal amounts monthly over a three-year period but cease vesting at the time the director ceases to be a director.

The compensation of our employee directors is discussed at “Executive Compensation” below.

Report of the Audit Committee

The Audit Committee is composed of three outside directors and operates under a charter adopted by the board of directors according to the rules and regulations of the SEC and the Nasdaq Stock Market. The Audit Committee members during the fiscal year ended July 31, 2003 were Ms. Cote (Chairperson), Mr. Wells, and Mr. Milovanovic The board of directors believes that all of these directors are independent as defined under the rules of the Nasdaq Stock Market.

Ms. Kathleen A. Cote is the Chairperson of our Audit Committee. The board of directors has determined that Ms. Cote has the qualifications and experience necessary to serve as an “audit committee financial expert,” as defined by the SEC.

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended July 31, 2003 which include our consolidated balance sheets as of July 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended July 31, 2003 and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review With Management

The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions With Independent Accountants

The Audit Committee did not hold any meetings in conjunction with the full board of directors during the fiscal year ended July 31, 2003. The Audit Committee has discussed with Ernst & Young LLP, our independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has received the letter from Ernst & Young LLP required by Independent Standards Board Standard No. 1, that relates to the accountant’s independence from our company and its related entities, and has discussed with Ernst & Young LLP their independence from our company.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended July 31, 2003.

Submitted by the Audit Committee of the Board of Directors

Kathleen A. Cote

James H. Wells

Rajko Milovanovic

Fees

Audit Fees

The company paid fees in the amount of $339,500 for professional audit services rendered by Ernst & Young LLP for the audit of the company’s annual financial statements and the reviews of the financial statements included in the company’s 10-Qs, for the fiscal year ended July 31, 2003. The services included work generally only the independent auditor can reasonably be expected to provide, such as those in connection with statutory and regulatory filings.

Audit – Related Fees

The company paid fees in the amount of $25,500 for professional audit services rendered by Ernst & Young LLP related principally to the audits of employee benefit plans, for the fiscal year ended July 31, 2003.

Tax Fees

The company paid $69,350 for professional tax services rendered by Ernst & Young LLP during the fiscal year ended July 31, 2003.

Other Fees

All fees paid to Ernst & Young LLP by the company are reported under the fee categories listed above. There were no other fees paid during the fiscal year ended July 31, 2003.

The Audit Committee has determined that the provision of services covered by the two preceding paragraphs is compatible with maintaining the independent auditors’ independence from the company.

Report From the Compensation Committee Regarding Executive Compensation

As members of the Compensation Committee, it is our duty to administer the executive compensation program for our company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of our company and evaluating the performance of our executive officers in meeting these goals. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Compensation Committee.

The goals of the Compensation Committee in establishing our executive compensation program are as follows:

•	To fairly compensate our executive officers for their contributions to our company’s short-term and long-term performance. The elements of our executive compensation program are:

•	annual base salaries;

•	quarterly performance bonuses; and

•	equity incentives.

•	To allow our company to attract, motivate and retain the management personnel necessary to our company’s success by providing an executive compensation program comparable to that offered by companies with which we compete for such management personnel.

•	To provide an executive compensation program with incentives linked to the financial performance of our company, and thereby enhance stockholder value. Under this program, incentive compensation for executive officers is linked to the financial performance of our company as measured by earnings per share and revenue.

Base Salaries. Historically, the annual base salaries of our executive officers have been determined based on individual performance, experience, duties, levels of responsibility and a comparison with salary ranges of a representative group of public companies within the technology sector of a similar size and similar annual range of revenues, derived from a review of recent publicly filed proxy statements by ten public companies. A comparison is also made with published surveys of executive compensation paid in similar industries with comparable revenues. Historically, we have used the Radford Executive Compensation Survey, published by Radford Associates, a provider of national compensation surveys. The comparison groups used in these surveys are not the same group as used by us as our peer group for comparative total returns purposes. The comparison groups used in these surveys are chosen on a narrower basis using revenue size as well as industry focus, while the peer group is solely industry focused. The Compensation Committee believes that a narrower focus, using revenue size as well as industry focus, provides more appropriate comparison information on which to base salary decisions than one that does not take into account the size of the comparison group members. The financial performance of comparative group members relative to our financial performance is only one of the factors used by the Compensation Committee in assessing compensation. The Compensation Committee does not use empirical formulas based on financial performance or other factors in setting compensation for the company’s executive officers, but instead considers comparative companies’ income, market capitalization, total assets and annualized total shareholder returns in conjunction with individual performance and experience of the company’s officers in determining the appropriate level of compensation. The compensation of our senior executive officers falls approximately within the range of the 50th percentile of the two types of comparison information used to determine executive compensation.

The base compensation of our executive officers for the fiscal year ended July 31, 2003 was set at the same levels as for the fiscal year ended July 31, 2002 as a result of a salary freeze implemented by the board of directors designed to address certain expense issues within the company.

Quarterly Bonus. The quarterly bonuses available to our executive officers are based upon the achievement of certain earnings per share, revenue and operating expense goals, development milestones and other personal objectives for our company set by the Compensation Committee prior to the beginning of such measurement period.

No quarterly bonus was paid to executive officers for the third and fourth quarters of fiscal year 2003. All four of our executive officers received bonuses for the first quarter of fiscal year 2003, totaling $119,888, which was 82% of the target bonus of $145,781 for the executive officer group. One executive officer, our chief executive officer, received a bonus of $16,125 for the second quarter of fiscal year 2003, which was 11% of the target bonus for the executive officer group.

The potential bonus that may be earned by each of our executive officers, other than our chief executive officer, in the aggregate is 50% of their base salary. Our chief executive officer may earn a bonus of up to 100% of his base salary. The potential bonus is allocated among the performance objectives which are based upon company-wide objectives, departmental objectives and individual performance objectives, each of which is weighted based upon relative priority. The percentage which is attained of each objective by the applicable executive officer determines the bonus amount, but generally no bonuses are awarded unless the company-wide objectives are attained. During fiscal 2003, assuming all targets were achieved by our executive officers, the officers could have received $583,125, however, $136,013, or 23%, of the target bonuses was actually paid out.

Equity Incentives. Equity incentives, including grants of stock options and restricted stock, are determined based on the Compensation Committee’s assessment of the ability of such officers to positively impact our company’s future performance and enhance stockholder value as determined by their individual performances, as opposed to our overall corporate performance. The Compensation Committee assesses the nature and scope of the officer’s responsibilities; the officer’s contribution to the company’s financial results; and the officer’s effectiveness in leading our initiatives to increase stockholder value. The Compensation Committee also considers the compensation levels of the top four highest paid executives with a comparison group of companies provided by Watson Wyatt & Company, a global consulting firm focused on human capital and financial management. Restricted stock awards are granted periodically by the Compensation Committee, principally to the company’s executive officers, and generally vest over one to two year period.

In fiscal 2003, options covering a total of 681,366 shares of common stock at a weighted average exercise price of $2.28 were granted to executives. See “Executive Compensation — Stock Option Grants During Fiscal 2003.”

Equity and cash incentives are not limited to executive officers. Grants of stock options are made to all employees upon joining our company in amounts determined by the Compensation Committee and are also made to selected employees as performance related awards and as awards for certain job promotions. The amounts of such grants are determined based on the individual employee’s position with our company and his or her potential ability to beneficially impact the performance of our company. Stock option grants and other equity incentives are not awarded annually, but rather as warranted by individual performance and experience. Option awards generally vest over a 48-month period. The amount and vesting of stock options generally are not contingent on achievement of any performance targets. By giving all employees a stake in the financial performance of our company, the Compensation Committee’s goal is to provide incentives to all employees of our company to enhance the financial performance of our company and, thus, stockholder value.

Fiscal 2003 Compensation of the CEO. Historically, the chief executive officer’s salary has been primarily based on a comparison with the compensation levels of chief executive officers from a comparison group of companies provided by Watson Wyatt & Company. Additionally, the Compensation Committee assessed the nature and scope of the chief executive officer’s responsibilities and the chief executive officer’s contribution to the company’s financial results. Specifically, the Compensation Committee considered favorably the increased revenues and reduced net loss experienced by the company in fiscal year 2003, as well as the effectiveness of Mr. Snyder’s overall management in the face of the substantial efforts required to re-align the company’s business activities. This realignment consisted of disposing of underperforming business activities associated with the company’s products and videoconferencing services divisions, establishing the company’s new enterprise software and licensing business activities, and reducing costs, while retaining key management employees needed for this realignment. Mr. Snyder’s responsibilities also included the day-to-day management of the company, including the management and direction provided to members of the company’s senior management team, development, articulation and supervision of the implementation of the company’s business realignment and implementation of the company’s long-term business strategy and product development plans, selection and management of the disposition of underperforming business units and the launch of the company’s two new businesses, enterprise software and technology licensing. In the view of the Compensation Committee, Mr. Snyder, in his fourth year as chief executive officer, continued in fiscal 2003 to demonstrate highly effective leadership and vision in the face of the current business environment and consistently delivered financial and operating performance that met or exceeded business objectives. During fiscal 2003, Mr. Snyder received $300,000 in base salary, a salary that falls approximately within the range of the 50th and 75th percentile of the two types of comparison information used by the Compensation Committee to determine executive compensation, but which the Compensation Committee believes is appropriate in light of Mr. Snyder’s expertise in the technology industry.

The base compensation of Mr. Snyder for the fiscal year ended July 31, 2003 was set at the same level as for the fiscal year ended July 31, 2002 consistent with that of the rest of the executive officers, as a result of a salary freeze implemented by the board of directors designed to address certain expense issues within the company.

Mr. Snyder’s potential annual bonus is 100% of his base salary. Mr. Snyder received bonuses in the first and second quarter(s) of fiscal year 2003 in an aggregate amount of $80,625. Mr. Snyder’s bonuses were based on a set of quarterly objectives that had to be met in order for any bonus to be awarded. The quarterly objectives were determined by the Compensation Committee and are primarily based on meeting or exceeding certain levels of quarterly earnings per share, revenue performance, cash balances, and other objectives. These objectives were met in the first and second fiscal quarters of 2003 resulting in the bonus(es) for those periods. These objectives were not achieved in the third and fourth fiscal quarters of 2003, thus no bonus was awarded for those periods. Mr. Snyder also received 186,335 stock options, as set forth in the “Executive Compensation — Summary Compensation Table” of this proxy statement, all of which vest seven years after the date they were granted. Mr. Snyder was awarded these stock options by the Compensation Committee based on the nature and scope of his responsibilities; contribution to the company’s financial results; and his effectiveness in leading and shaping our overall strategy and its initiative to increase stockholder value.

Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. With certain exceptions, beginning with the taxable year commencing January 1, 1994, Section 162(m) will prevent publicly held corporations, including our company, from taking a tax deduction for compensation in excess of one million dollars paid to our chief executive officer and the other persons named in the Summary Compensation Table in this proxy statement. Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding one million dollars if:

•	it is paid solely upon attainment of one or more performance goals;

•	it is paid pursuant to a performance-based compensation plan adopted by the Compensation Committee; and

•	the terms of the plan are approved by the stockholders before payment of the compensation.

The Compensation Committee has reviewed our compensation plans with regard to the deduction limitation contained in Section 162(m). The Compensation Committee believes that option grants under our equity plans meet the requirements for deductible compensation. The Compensation Committee has decided for the present not to alter our other compensation plans to meet the deductibility requirements of the regulations promulgated under the Internal Revenue Code. The Compensation Committee will continue to review the issue and its determination under the regulations under Section 162(m) and monitor whether our compensation plans should be amended in the future to meet the deductibility requirements. The Compensation Committee does not anticipate that Section 162(m) will limit the deductibility of any compensation paid in fiscal year 2003. None of our executive officers were affected by Section 162(m) in fiscal year 2003.

Compensation Committee

Kathleen A. Cote

James H. Wells

Lou Mazzucchelli

EXECUTIVE COMPENSATION

The following table summarizes certain information regarding compensation paid or accrued during each of our company’s last three fiscal years to our chief executive officer and each of our other four most highly compensated executive officers, also referred to as our named executive officers:

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards(1)
Name and Principal Position	Period Ended July 31	Salary($)		Bonus and Commissions ($)		Other Annual Compensation ($)(1)	Restricted Stock Awards ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)
Richard N. Snyder Chief Executive Officer and President	2003 2002 2001	300,000 300,833 98,333	(4)	83,420 176,552 32,100	(3)	-0- -0- -0-	-0- -0- -0-		186,335 250,000 250,000	3,808 3,316 824

Jay C. Peterson Chief Financial Officer and Vice President, Finance	2003 2002 2001	185,000 179,860 165,259		22,735 51,956 59,040	(3)	-0- -0- -0-	-0- 19,500 -0-	(4)	114,906 125,599 40,000	1,285 1,054 745

Kenneth Kalinoski Chief Technology Officer and Vice President, Development	2003 2002 2001	220,000 213,333 85,185	(5)	23,159 62,867 34,881	(3)	-0- -0- -0-	-0- 19,500 -0-	(4)	68,323 95,000 200,000	1,302 1,105 11,630

Harry R. Caccamisi (5) Senior Vice President, Sales	2003 2002 2001	161,250 N/A N/A	(5)	19,035 N/A N/A	(3)	-0- N/A N/A	-0- N/A N/A		311,802 N/A N/A	1,332 N/A N/A

(1)	Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus.

(2)	Represents the dollar value of any insurance premiums paid by our company during the covered fiscal year with respect to term life insurance and long term disability insurance for the benefit of the chief executive officer or our named executive officers.

(3)	Includes tax preparation allowances ranging between $2,800 and $3,600 per executive.

(4)	The closing market price on the date of grant of such awards, July 11, 2002 was $3.90 per share. As of July 31, 2002 the aggregate number of shares and the aggregate value of restricted stock held by our executive officers was as follows: 5,000 shares with a value of $15,500 held by Mr. Peterson and 5,000 shares with a value of $15,500 held by Mr. Kalinoski. Fifty percent of each of the grants to Mr. Peterson and Mr. Kalinoski vested on July 11, 2003 and 50% will vest on July 11, 2004. The company does not anticipate paying any dividends, however, in the event that a dividend is declared on the company’s common stock, those dividends would be paid to holders of such restricted stock at the time that the restrictions lapse.

(5)	Represents a partial year of compensation. Mr. Caccamisi’s employment with our company ended on April 30, 2004.

Stock Option Grants During Fiscal 2003

The following table sets forth information with respect to grants of stock options to purchase common stock pursuant to our equity plans to our chief executive officer and the named executive officers reflected in the Summary Compensation Table above. No stock appreciation rights (SARs) were granted during fiscal 2003 and none were outstanding as of July 31, 2003.

Option/SAR Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options/SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh)		Expiration Date	0%($)	5%($)	10%($)
Richard N. Snyder	186,335	10.35	1.61		10/17/2012	-0-	188,668	478,122
Jay C. Peterson	114,906	6.38	1.61		10/17/2012	-0-	116,345	294,840
Kenneth Kalinoski	68,323	3.80	1.61		10/17/2012	-0-	69,178	175,311
Harry R. Caccamisi	200,000	11.11	3.90		09/09/2012	-0-	490,538	1,243,119
	111,802	6.21	1.61		10/17/2012	-0-	113,202	286,876
All employee options	1,825,071	100	1.972	(2)	N/A	N/A	2,263,774	5,735,943
All stockholders(3)	N/A	N/A	N/A		N/A	N/A	30,493,551	77,276,645
Optionee gains as% of all stockholder gains	N/A	N/A	N/A		N/A	N/A	7.42%	7.42%

(1)	The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of our common stock appreciates in value from the date of grant at the five percent and ten percent annual rates compounded over the ten year term of the option as prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of our common stock.

(2)	Weighted average grant price of all stock options granted to employees in fiscal 2003.

(3)	Appreciation for all stockholders is calculated using the average exercise price for all employee optionees of $1.972 granted during fiscal 2003 and using the number of shares of our common stock outstanding on July 31, 2003 of 24,588,000.

Aggregated Stock Option/SAR Exercises During Fiscal 2003 and Stock Option/SAR Values as of July 31, 2003

The following table sets forth information with respect to our chief executive officer and the named executive officers concerning the exercise of options during fiscal 2003 and unexercised options held as of July 31, 2003:

Aggregate Option/SAR Exercises in Last Fiscal Year

and FY-End Option/SAR Values(1)

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/ SARs at Fiscal Year End(#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard N. Snyder	-0-	-0-	325,091	129,842	96,436	194,333
Jay C. Peterson	-0-	-0-	123,768	184,562	77,077	169,691
Kenneth Kalinoski	18,276	23,014	186,664	158,383	290,353	146,217
Harry R. Caccamisi	-0-	-0-	56,620	255,182	22,281	144,304

(1)	All options held by our chief executive officer and the named executive officers were granted under our 1989 Stock Option Plan or our 1996 Stock Option Plan. All options granted under the 1989 Stock Option Plan and the 1996 Stock Option Plan are immediately exercisable. However, our company can repurchase shares issued upon exercise of those options, at the exercise price, to the extent of the number of shares that have not vested if the optionee’s employment terminates before all of the optionee’s option shares become vested. The amounts under the headings entitled “Exercisable” reflect vested options as of July 31, 2003 and the amounts under the headings entitled “Unexercisable” reflect option shares that have not vested as of July 31, 2003.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of our company or any of our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K (Certain Relationships and Related Transactions).

Certain Transactions

Officer and Director Stock Loan Program

As of July 31, 2003 under our Officer and Director Stock Loan Program, the aggregate principal amount of stock loans outstanding was $63,022, consisting entirely of a loan outstanding to Richard N. Snyder. This amount also represented the largest amount of indebtedness. As of June 15, 2004 the amount outstanding under this loan was $66,194.

No new loans are allowed to be made under this program. This program had previously allowed our directors and officers to acquire shares of our common stock with the proceeds of the loans. The interest rate charged on this loan is fixed at 6.09%. The term of the loan is nine years.

Employment Contracts; Termination of Employment and Change in Control Agreements

We have not entered into any employment agreements with members of our senior management. However, we have entered into change-in-control agreements, also called parachute agreements, with members of our senior management, which provide that if the officer is terminated within a specified amount of time after a “change in control” of our company (as that term is defined in the parachute agreements), in any of the following ways:

•	by our company other than for cause, the officer’s death, retirement or disability, or

•	by the officer for “good reason,”

we will pay to the officer an amount equal to one times his or her current year’s salary and will accelerate the vesting schedule of his or her unvested stock options.

COMPARATIVE TOTAL RETURNS

Performance Graph

The following Performance Graph shows the changes over the past five year period in the value of $100 invested in:

•	our common stock;

•	the CRSP Total Return Index for NASDAQ Stock Market (U.S. Companies), also called the NASDAQ Composite Index;

•	the common stock of the historical peer group (as defined below) of companies whose returns are weighted according to their respective market capitalization for periods up to and including 2001; and

•	a new peer group consisting of the NASDAQ CRSP Total Return Index for Computer & Data Processing Services companies.

The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates. The historical peer group for the periods ended July 31, 1998, 1999, 2000 and 2001 consists solely of PictureTel Corporation, whose business, taken as a whole, resembled our activities. In October 2001, PictureTel was acquired by Polycom and thus we have determined to use a new peer group, consisting of the NASDAQ CRSP Total Return Index for Computer & Data Processing Services companies.

This graph above assumes $100 invested on July 31, 1998 in our common stock, the NASDAQ Composite Index, the historical peer group, and the new peer group, and was plotted using the following data:

	July 31, 1998	July 31, 1999	July 31, 2000	July 31, 2001	July 31, 2002	July 31, 2003
NASDAQ	$100	$143	$203	$109	$72	$94
Forgent	$100	$76	$54	$18	$75	$54
Historical Peer Group	$100	$72	$49	$64	—	—
Peer Group	$100	$149	$201	$106	$66	$83

RATIFICATION OF APPOINTMENT OF AUDITORS

(ITEM 2)

The Audit Committee has appointed Ernst & Young LLP, independent accountants, to audit our consolidated financial statements for the year ending July 31, 2004. We are advised that no member of Ernst & Young LLP has any direct financial interest or material indirect financial interest in our company or any of its subsidiaries or, during the past three years, has had any connection with our company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of Ernst & Young LLP is expected to be present at the annual meeting of our stockholders, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Stockholder ratification is not required for the selection of Ernst & Young LLP, since the Audit Committee has the responsibility for the selection of our company’s independent auditors. Nonetheless, the selection is being submitted for ratification at the annual meeting solely with a view toward soliciting the stockholders’ opinion thereon, which opinion will be taken into consideration in future deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION BY THE

STOCKHOLDERS OF THIS APPOINTMENT.

OTHER MATTERS

(ITEM 3)

As of this date, the board of directors does not know of any business to be brought before the annual meeting other than as specified above. However, if any matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have only one outstanding class of equity securities, our common stock, par value $.01 per share. The following table sets forth certain information with respect to beneficial ownership of our common stock as of June 15, 2004 by:

•	each person who is known by us to beneficially own more than five percent of our common stock;

•	each of our directors at that date and nominees and named executive officers; and

•	all directors and officers as a group.

	Shares Beneficially Owned(1)(2)
Name and Address of Beneficial Owner	Number		Percent
Corbin & Company University Drive, Suite 500 Fort Worth, TX 76109	1,307,125	(3)	5.25%
Dimensional Fund Advisors Inc 1299 Ocean Avenue Santa Monica, CA 90401	1,404,988		5.64%
Richard N. Snyder	943,655	(4)	3.72%
Kathleen A. Cote	43,221	(5)	*
James H. Wells	64,221	(6)	*
Lou Mazzucchelli	27,221	(7)	*
Richard J. Agnich	12,222	(8)	*
Rajko Milovanovic	12,222	(9)	*
Jay C. Peterson	313,731	(10)	1.25%
Kenneth Kalinoski	603,699	(11)	2.39%
Harry R. Caccamisi	21,204	(12)	*
All directors and officers as a group (9 persons)(4)(5)(6)(7)(8)(9)(10)(11)(12)	2,041,366	(13)	7.81%

*	Indicates ownership of less than 1% of our common stock

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Amounts shown include shares of our common stock issuable upon exercise of certain outstanding options within 60 days after June 15, 2004.

(2)	Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 24,889,851 shares of our common stock issued and outstanding on June 15, 2004. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

(3)	David A. Corbin, the Chairman, President and Chief Executive Officer of Corbin & Company, has the shared power to vote and dispose of all shares held by Corbin & Company.

(4)	Consists of 488,722 shares held by Mr. Snyder directly and 454,933 shares (86,645 of which are subject to repurchase at August 14, 2004 by our company at the optionee’s exercise prices pursuant to the option agreements) which Mr. Snyder may acquire upon the exercise of options within 60 days after June 15, 2004.

(5)	Consists of 11,000 shares held by Ms. Cote directly and 32,221 shares which Ms. Cote may acquire upon the exercise of options within 60 days after June 15, 2004.

(6)	Consists of 32,000 shares held by Mr. Wells directly and 32,221 shares which Mr. Wells may acquire upon the exercise of options within 60 days after June 15, 2004.

(7)	Consists of 27,221 shares which Mr. Mazzucchelli may acquire upon the exercise of options within 60 days after June 15, 2004.

(8)	Consists of 12,222 shares which Mr. Agnich may acquire upon the exercise of options within 60 days after June 15, 2004.

(9)	Consists of 12,222 shares which Mr. Milovanovic may acquire upon the exercise of options within 60 days after June 15, 2004.

(10)	Consists of 22,864 shares held by Mr. Peterson directly and 290,867 shares (134,190 of which are subject to repurchase at August 14, 2004 by our company at the optionee’s exercise prices pursuant to the option agreements) which Mr. Peterson may acquire upon the exercise of options within 60 days after June 15, 2004.

(11)	Consists of 223,622 shares held by Mr. Kalinoski directly and 380,047 shares (119,536 of which are subject to repurchase at August 14, 2004 by our company at the optionee’s exercise prices pursuant to the option agreements) which Mr. Kalinoski may acquire upon the exercise of options within 60 days after June 15, 2004.

(12)	Consists of 18,875 shares held by Mr. Caccamisi directly. Mr. Caccamisi’s employment with our company ended on April 30, 2004.

(13)	All options held by our chief executive officer and the named executive officers were granted under the 1989 Stock Option Plan or the 1996 Stock Option Plan. Pursuant to these stock option plans, all options granted thereunder are immediately exercisable, however, shares issued upon exercise are subject to repurchase by our company, at the exercise price, to the extent of the number of shares that have not vested in the event that the optionees’ employment terminates prior to all such optionees’ options becoming vested.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who beneficially own more than 10% of the our common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely upon information provided to us by individual officers, directors and 10% Stockholders, we believe that all of these filing requirements were satisfied by our officers, directors, and 10% Stockholders, except as described below:

•	In September 2002, Ken Kalinoski, our Chief Technology Officer, purchased 20,000 shares of Forgent common stock on the open market. The Form 4 reporting of these purchases was filed late.

•	On October 17, 2002 each of Messrs. Snyder, Peterson, Kalinoski, and Caccamisi were awarded options as shown in the table “Option/SAR Grants in Last Fiscal Year.” The Form 4 reporting of these awards was late.

STOCKHOLDER PROPOSALS

Pursuant to various rules promulgated by the Securities and Exchange Commission, a stockholder seeking to include a proposal in our proxy statement and form of proxy card for our annual meeting of the stockholders to be held in 2005 must timely submit such proposal in accordance with Securities and Exchange Commission Rule 14a-8 to Forgent Networks, Inc., addressed to Jay C. Peterson, Secretary, 108 Wild Basin Road, Austin, Texas 78746 no later than March 11, 2005. Further, a stockholder may not present a proposal for inclusion in our proxy statement and form of proxy card related to the annual meeting to be held in 2005 and may not submit a matter for consideration at the annual meeting to be held in 2005, regardless of whether presented for inclusion in our proxy statement and form of proxy card, unless the stockholder has timely complied with our bylaw requirements which set a notice deadline after which a stockholder will not be permitted to present a proposal at our stockholder meetings. The bylaws state that in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. A stockholder’s notice to the secretary must set forth as to each matter the stockholder proposes to bring before the meeting a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; the class and number of our shares which are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is being made; and any material interest of such stockholder of record and beneficial owner, if any, on whose behalf the proposal is made in such business. A notice given pursuant to this advance notice bylaw will not be timely with respect to our meeting to be held in 2005 unless duly given by no later than May 31, 2005 and no earlier than May 2, 2005.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR ANNEXED HERETO TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED June 30, 2004. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors

JAY C. PETERSON Secretary Austin, Texas

Appendix A

FORGENT NETWORKS, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Purpose

The role of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition

Independence

The Audit Committee shall consist of three or more members of the Board of Directors (the “Board”), each of whom is determined by the Board to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules of the Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the SEC.

Financial Expertise

All members of the Audit Committee must be able to read and understand financial statements at the time of their appointment. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Appointment and Removal

The members of the Audit Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

Chairperson

Unless a Chairperson is elected by the full Board, the members of the Audit Committee shall designate a Chairperson by the majority vote of the full Audit Committee membership. The Chairperson will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee.

Meetings

The Audit Committee shall meet as often as it determines but no less than once per quarter, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee should meet regularly with each of management, the principal internal auditor of the Company and the outside auditing firm in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or its chairperson should meet with the independent auditors and management quarterly to review the Company’s financial statements.

Relationship with Independent Accountants

The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm, which shall report directly to the Audit Committee. The Audit Committee will be responsible for resolving any disputes between the independent accountants and the Company’s management.

Duties and Responsibilities

To fulfill its responsibilities and duties the Audit Committee shall:

A.	Financial Reporting Processes and Documents/Reports Review

1. Review and discuss with the outside auditing firm: (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, (B) any audit problems or difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm’s activities or on access to requested information, and any significant disagreements with management and management’s response to such audit problems or difficulties, and (C) any reports of the outside auditing firm with respect to interim periods.

2. Review and discuss with management and the outside auditing firm the annual audited and quarterly unaudited financial statements of the Company, including (A) analyses of management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical, and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

4. Periodically review and discuss the adequacy of the Company’s internal controls, any significant deficiencies in internal controls (and any special audit steps adopted in light of material control deficiencies), and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate, the scope and results of the internal audit program.

5. Periodically review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

6. Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7. Review and timely discuss with management and the outside auditors the effect of regulatory and accounting initiatives, as well as any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

8. Review and discuss with the independent auditors their report regarding (A) all critical accounting policies and practices to be used, (B) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (C) other material written communications between the outside auditing firm and Company management, including a schedule of unadjusted differences.

9. Review with financial management and the independent accountants the Company’s filings with the SEC prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

10. Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

11. Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of “pro forma” or “adjusted” non-GAAP information.

12. Discuss and review financial information and earnings guidance provided to analysts and rating agencies.

13. Discuss policies with respect to risk assessment and risk management.

B.	Independent Accountants

1. Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the outside auditing firm, including fees and terms.

2. Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require preapproval by the Audit Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

3. The authority to grant preapproval of audit and non-audit services may be delegated to one or more designated members of the audit committee who are independent directors. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

4. Review, at least annually, a report by the outside auditor describing (A) the firm’s internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (C) all relationships between the independent auditor and the Company.

5. In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditor and present to the Board the Audit Committee’s conclusions with respect to the qualifications and performance of the outside auditing firm.

6. Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Company referred to in paragraph four above or any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

7. Ensure rotation of the audit partners as required by law and consider further whether, to assure continuing auditor independence, there should be a regular rotation of the outside audit firm itself.

8. Establish policies for the hiring of employees and former employees of the outside auditing firm.

C.	Outside Advisors

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

D.	Ethical and Legal Compliance

1. Establish, review and update periodically a code of business ethics and conduct that applies to the Company’s employees and directors, and ensure that management has established a system to enforce the code of ethics. The code must be publicly available and waivers for executive officers and directors granted and disclosed in accordance with applicable law.

2. Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of Nasdaq.

3. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

5. Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Reports and Performance Review

The Audit Committee shall report its actions and any recommendations to the Board after each Audit Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Audit Committee. The Audit Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the outside auditor.

Disclosure of Charter

This Charter will be made available in accordance with applicable rules and regulations.

Adopted by Resolution of the Board of Directors

June 10, 2004

FORGENT NETWORKS, INC. ANNUAL MEETING

JULY 30, 2004	PROXY NO.	SHARES IN YOUR NAME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jay C. Peterson or Richard N. Snyder as proxy, and either of them, each with the power to appoint his substitute, and hereby authorizes either of them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Forgent Networks, Inc. held of record by the undersigned at the close of business on June 30, 2004, at the annual meeting of stockholders to be held on July 30, 2004, and any adjournment(s) thereof.

Dated , 2004

Signature

Signature, if Held Jointly

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE

ENCLOSED ENVELOPE.

Dear Stockholder:

Forgent Networks, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone up until 11:59 P.M. Central Standard Time the day before the annual meeting date. This eliminates the need to return your proxy card.

1.	To vote by Internet:

•	Log on to the Internet and go to the web site http://www.proxyvote.com

•	Have your proxy card on hand when you access the web site and you will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

2.	To vote by telephone:

•	Use any touch-tone telephone to dial 1-800-690-6903.

•	Have your proxy card in hand when you call and you will be prompted to enter your 12-digit Control Number, which is located below, to vote. Follow the instructions that the Vote Voice provides you.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

Your vote is important. Thank you for voting.

FORGENT NETWORKS, INC. ANNUAL MEETING

CONTINUED FROM OTHER SIDE

JULY 30, 2004

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2 AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3.

1.	Proposal to elect as directors of Forgent Networks, Inc. the following persons to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Richard N. Snyder	James H. Wells	Richard J. Agnich
Kathleen A. Cote	Lou Mazzucchelli	Rajko Milovanovic

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	The ratification of the Audit Committee’s appointment of Ernst & Young LLP, independent accountants, as Forgent Networks, Inc.’s independent auditors for the year ending July 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.